UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2025

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2025, 60 Degrees Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) relating to the sale of (i) 1,753,314 share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 878,264 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 878,264 shares of Common Stock, (iii) Series A-1 warrants to purchase up to 878,264 shares of Common Stock (the “Series A-1 Warrants”), and (iv) Series A-2 warrants to purchase up to 878,264 shares of Common Stock (the “Series A-2 Warrants”, and together with the Series A-1 Warrants, the “Warrants”) in a best efforts follow-on offering (the “Offering”). In addition, the Company is issuing placement agent warrants (the “Placement Agent Warrants”) to purchase a total of 197,368 shares of Common Stock (the “Placement Agent Warrant Shares”).

The combined offering price per share of Common Stock and accompanying Warrants was $1.90, and the combined offering price per Pre-Funded Warrant and accompanying Warrants was $1.899.

The Offering closed on July 16, 2025. The gross proceeds from the Offering were approximately $5.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-288550), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 15, 2025, and the final prospectus, which was filed with the SEC on July 16, 2025.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, and customary conditions to closing. The foregoing description of the Purchase Agreement and the Warrants is not complete and is qualified in its entirety by reference to the full text of such documents, copies of which will be filed as exhibits to the Company’s next periodic report.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01. Other Events.

On July 15, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On July 16, 2025, The Company issued a press release announcing the closing of the offering. A copy of this press release is attached as Exhibit 99.2

Forward-Looking and Cautionary Statements

This Form 8-K contains “forward-looking” statements and information based on management’s current expectations as of the date of this document. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Form 8-K are qualified by these cautionary statements and are made only as of the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Series A-1 Warrant
4.2	Form of Series A-2 Warrant
4.3	Form of Pre-Funded Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
99.1	Press Release dated July 15, 2025
99.2	Press Release dated July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: July 18, 2025	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

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